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                                                                    EXHIBIT 10.9

                    SETTLEMENT, RELEASE AND OPTION AGREEMENT



  THIS AGREEMENT entered into this 14th day of December, 1994, between W. STEPHEN HAMLIN, hereinafter referred to as "Hamlin," and AMERISHOP, INC., a Delaware corporation, f/k/a/ Michigan Ventures, Inc. (hereinafter referred to as "Amerishop").

  WHEREAS, Hamlin has previously been employed by Amerishop in positions which are regarded by the Company as involving the handling of proprietary information; and

  WHEREAS, Hamlin has resigned his positions with Amerishop to pursue opportunities with a competitor; and

  WHEREAS, Amerishop has contended that this activity by Hamlin has usurped a corporate opportunity and involves the transmission of proprietary or other confidential information belonging to Amerishop to a competitor for which it is entitled to compensation or injunctive relief; and

  WHEREAS, Hamlin has disputed such assertions but is willing to resolve the matter with Amerishop without litigation;

  NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

  1. OPTION. Hamlin hereby grants to Amerishop the option to purchase 275,000 shares of the common stock of Amerishop currently represented by Certificate No. 244 on the terms and conditions hereinafter set forth.
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        1.1.  PRICE.  The per share purchase price under said option shall be
      $2.00 per share.

        1.2 EXERCISE. This option shall be exercisable in whole or in part at any time and at one or more times during a three (3) year period subsequent to the date hereof and, with respect to 137,500 shares, for an additional one (1) year period, by delivering to Hamlin at the address set out below, or such other address as he shall specify in a writing received by Amerishop hereafter, a written notice designating the number of shares for which it is being exercised.

        1.3 LAPSE. Notwithstanding any other provisions of this Agreement to the contrary, no portion of the option granted hereby shall be exercised after four (4) years from the date hereof. To the extent this option has not been exercised prior to such expiration, it shall lapse.

        1.4 CLOSING. Within ten (10) days after delivery of the notice as provided above, Hamlin shall deliver to Amerishop a certificate or certificates for the number of shares being purchased, duly endorsed, and free and clear of all other claims or encumbrances whatsoever. Upon such delivery, Amerishop shall pay the aggregate purchase price by regular corporate check and shall reissue a certificate for shares covered by the delivered certificates and which are not being purchased hereunder in the name of Hamlin and subject to such other restrictions as may then apply.



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        1.5  RESTRICTION ON DISPOSITION OF SHARES.  Hamlin shall deliver to
      Amerishop a certificate or certificates for 275,000 shares of Amerishop registered in his name and free and clear of all claims or encumbrances whatsoever. Amerishop shall place a legend on such certificates to the effect that no sale or transfer may be made of said shares without the written consent of Amerishop, which consent shall not be withheld for transfers permitted hereunder so long as sufficient shares are retained by Hamlin to enable him to satisfy the options granted herein. Amerishop shall place a stop transfer instruction with respect to the sale of such shares, such restriction to apply during the four (4) year period of this option and to such issued certificates as may occur subsequent to the exercise of an option hereunder. Such legend and stop transfer shall be removed with respect to all shares no longer subject to an option hereunder.

        1.6 MERGERS AND RECAPITALIZATIONS AND LIQUIDATION. In the event the outstanding shares of common stock of Amerishop are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of Amerishop or any other corporation, or shares of a different par value or without par value, through merger, reorganization, recapitalization, reclassification, stock dividend, stock split, or similar transaction, then, to the extent this option is not yet exercised, an appropriate adjustment shall be made in the number or kind of securities allocated to this option pursuant to the provisions of such transaction. In the event of a





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      dissolution or liquidation of Amerishop, Amerishop shall be entitled, prior to the effective date of any such dissolution or liquidation, to purchase the full number of shares under this option which would otherwise have been entitled to be purchased during the remaining term of this option.

   2. PROXY. Hamlin hereby constitutes and appoints the President of Amerishop, Joseph B. Preston, or any successor to such office, with full power of substitution to vote all of the stock of Amerishop which from time to time the undersigned would otherwise be entitled to vote at any meeting of, or written consent by, the shareholders of the Company during the four (4) year term of the option provided above. Hamlin hereby acknowledges that this power is coupled with an interest in such corporation in the shares subject to this option and the death or incapacity of Hamlin or Mr. Preston shall not effect the existence of such proxy which shall inure to and be exercisable by any person occupying the office of President of the corporation, either permanently or temporarily by action of the board or effect of the bylaws of the corporation. In the event that Hamlin shall transfer in a bona fide sale to an unrelated third party shares of capital stock in Amerishop not subject to the option hereunder, this proxy shall be extinguished with respect to such shares transferred on the effective date of such shares on the books of Amerishop.

   3. MUTUAL RELEASE.
        3.1 Hamlin hereby waives and releases for himself, his heirs and assigns forever, any and all claims, rights or causes of action he may have against Amerishop for any reason whatsoever and existing whether known or unknown on the date hereof, except as may arise out of this agreement, and agrees to indemnify and hold Amerishop harmless





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      therefrom against any and all claims, costs, expenses or liabilities it may pay or be put to arising out of any such indemnified claim.

        3.2 Amerishop hereby waives and releases for itself and its successors and assigns forever any and all rights, claims or causes of action it may have against Hamlin pursuant to that certain Employment Agreement dated October 27, 1987 between Amerishop and Hamlin or otherwise arising out of his resignation from employment of Amerishop and acceptance of employment with QVC, Inc. and agrees to indemnify and hold Hamlin harmless from and against any and all claims, costs, expenses or liabilities he may pay or be put to as a result of Amerishop asserting any rights in respect thereof.

   4. MISCELLANEOUS.
        4.1 CAPTIONS AND HEADINGS. The paragraph headings throughout this Agreement are for convenience and reference only and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

        4.2 NO ORAL CHANGE. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

        4.3 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition or provision of this Agreement





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      shall be deemed to have been made unless expressly made in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this
      Agreement or to exercise   any option herein contained shall not be
      construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

        4.4 TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

        4.5 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

        4.6 CHOICE OF LAW. This Agreement and its application shall be governed by the laws of the State of Michigan.

        4.7 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an





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      original, but all of which together shall constitute one and the same instrument.

        4.8 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the day of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

      Amerishop

        Amerishop, Inc.
        Centennial Office Park, Suite 308
        3033 Orchard Vista Drive, S.E.
        Grand Rapids, MI  49546-7080


      W. Stephen Hamlin

        W. Stephen Hamlin
        1226 Euna Vista Court
        Holland, MI  49423




        4.9 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

        4.10 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and





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      further actions as may be necessary or convenient to effect the transaction described herein.

        4.11 EXPENSES. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

        IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be executed as of the day, month and year first above written.

                                                /s/
                                                ------------------------------
                                            W. Stephen Hamlin



                                            AMERISHOP, INC.,
                                            a Delaware corporation

                                                /s/
                                            By: ------------------------------
                                                Joseph B. Preston, C.E.O.





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